EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the incorporation by reference in Registration Statements Nos. 333-114496, 333-121039 and 333-128547 on Form S-3, and Nos. 333-116014, and 333-122716 on Form S-8 of Gasco Energy, Inc. (the "Company") of all references to Netherland, Sewell & Associates, Inc., independent petroleum engineers, and the reports prepared by such independent petroleum engineers appearing in the Company's Annual Report on Form 10-K for the year ended December 13, 2006, filed with the Securities and Exchange Commission on February 28, 2007.

                                      NETHERLAND, SEWELL & ASSOCIATES, INC.


                                      By:  /s/ Frederic D. Sewell
                                           -------------------------------------
                                           Frederic D. Sewell
                                           Chairman and Chief Executive Officer

Dallas, Texas
February 27, 2007